EXHIBIT 5.1 and EXHIBIT 23.2 - Consent/Opinion of Michael A. Littman, Attorney at Law

Michael A. Littman

Attorney at Law
7609 Ralston Road

Arvada, Colorado  80002

Tel: (303) 422-8127
Fax (303) 431-1567
Email: malattyco@aol.com

May 23, 2014

Tom Djokovich, Chief Executive Officer

XSUNX, Inc.

65 Enterprise

Aliso Viejo, CA 92656

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 5,333,334 shares (the “Shares”) of your Common Stock issued or issuable under the 2014 XSUNX, INC.  STOCK OPTION AND AWARD PLAN (the "Plan") referred to therein. As your  counsel  in  connection  with  this  transaction,   I  have  examined  the proceedings  taken  and  proposed  to be  taken  by you in  connection  with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for, will be legally and validly issued, fully paid, and nonassessable.

I  further  consent  to the  use  of  this  opinion  as an  exhibit  to the Registration  Statement,  including the prospectus  constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Michael A. Littman
Michael A. Littman, Attorney at Law